UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2004

AMERICAN BAR ASSOCIATION MEMBERS /

STATE STREET COLLECTIVE TRUST

(Exact Name of Registrant Specified in Charter)

Massachusetts	033-50080	04-6691601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Franklin Street Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

This Current Report on Form 8-K/A amends and supplements Item 5.02(d) of the Current Report on Form 8-K filed by the American Bar Association Members/State Street Collective Trust (the “Collective Trust”) on November 5, 2004.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) The Collective Trust does not have a board of directors. The Collective Trust is a trust with a corporate trustee, which, effective December 1, 2004, is State Street Bank and Trust Company of New Hampshire (“State Street New Hampshire”), a wholly-owned subsidiary of State Street Bank and Trust Company (“State Street”). For purposes of the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations of the Securities and Exchange Commission adopted under that Act, the board of directors of State Street New Hampshire (the “Board”) has, effective December 1, 2004, responsibility for the functions with respect to audit matters relating to the Collective Trust. The Board consists of James S. Phalen, Beth M. Halberstadt, Scott W. Olson, Daniel J. Bouchard, Gary E. Jenkins, Karen E. Kruck, Nancy Loucks and William F. Weihs (Mr. Weihs having been appointed November 10, 2004), all of whom are employees of State Street or its affiliates. The Board has currently designated Audit, Investment and Trust board committees. As of December 1, 2004, the members of these committees are:

Audit Committee	Investment Committee	Trust Committee
Daniel J. Bouchard	Scott W. Olson	Scott W. Olson
James S. Phalen	Daniel J. Bouchard	Daniel J. Bouchard
William F. Weihs	Karen E. Kruck	Karen E. Kruck
	Nancy Loucks	Nancy Loucks
	Gary E. Jenkins	Gary E. Jenkins
	James S. Phalen	James S. Phalen
	Beth M. Halberstadt	Beth M. Halberstadt
	William F. Weihs	William F. Weihs

For purposes of complying with the audit committee requirements of the Act, the Board has assigned to its Audit Committee responsibility for overseeing the accounting and financial reporting processes and audits of the financial statements of the Collective Trust. The Board has determined that one member of the Audit Committee, William F. Weihs, is an “audit committee financial expert” as defined under applicable United States federal securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BAR ASSOCIATION MEMBERS / STATE STREET COLLECTIVE TRUST

Dated: December 6, 2004	By:	/s/ Beth M. Halberstadt
	Name:	Beth M. Halberstadt
	Title:	Chief Financial Officer